                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                ----------------

                                   FORM 8-K/A


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 30, 2001
                               -----------------


                               VERTEL CORPORATION
           ---------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        California                   0-19640                 95-3948704
        ----------                   -------                 ----------
(State or Other Jurisdiction       (Commission             (IRS Employer
     of Incorporation)             File Number)          Identification No.)

  21300 Victory Boulevard, Suite 700, Woodland Hills, California        91367
  --------------------------------------------------------------        -----
         (Address of principal executive offices)                    (Zip Code)



      Registrant's telephone number, including area code:  (818) 227-1400
                                 --------------


                                      N/A
       -----------------------------------------------------------------
         (Former name or former address, if changed since last report)

                 Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.


     Pursuant to an Agreement and Plan of Reorganization and Liquidation dated May 30, 2001 (the "Agreement"), Vertel Corporation, a California corporation ("Vertel"), purchased substantially all of the assets and assumed substantially all of the liabilities of Trigon Technology Group, Inc., a Texas corporation ("Trigon"), in exchange for 4,500,000 shares of Vertel's Common Stock (the "Shares"). The date of the Agreement was also the closing date for the transaction contemplated in such Agreement. The amount of consideration was determined based upon arm's-length negotiations between Vertel and Trigon. The transaction was approved by the unanimous written consent of the holders of the outstanding shares of capital stock of Trigon.

     Trigon develops network software applications and provides consulting services to telecommunications equipment manufacturers who are building equipment to support the converging voice and data communications networks. Trigon also develops, markets and supports object-oriented software solutions for telecommunications network management.

     As of the closing date, the aggregate market value of the consideration based upon the $1.45 closing price of a share of Vertel's common stock as reported on the Nasdaq at 4:00 p.m. Eastern Time was $6,525,000.

     The parties intend that the acquisition qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

     Of the 4,500,000 shares consideration, 675,000 shares were deposited into an escrow account to be held for one year as security for Trigon's indemnification obligations to Vertel.

     Trigon intends to distribute the Shares to its shareholders (the "Shareholders") shortly after the closing in connection with the dissolution of Trigon. In connection with the issuance of the shares of Vertel's common stock to Trigon, Vertel and Trigon delivered a Confidential Joint Information Statement and Placement Memorandum prior to the vote on the transaction by the shareholders of Trigon.

     All of the holders of the outstanding shares of Trigon's preferred stock and common stock have executed a Shareholders Agreement (the "Shareholders Agreement"). Pursuant to the Agreement and the Shareholders Agreement, the holders of the outstanding shares of preferred stock of Trigon are entitled to limited resale S-3 registration rights from Vertel. Specifically, Vertel must use its reasonable efforts after the closing to prepare and file a registration statement on Form S-3 to register for resale, the shares of Vertel's common stock which will be distributed by Trigon to its preferred stock holders. Vertel is not obligated to register the shares of Vertel's common stock distributed to the holders of Trigon common stock and such shares will remain restricted shares.

     Notwithstanding the obligation to use reasonable efforts to register such shares of Vertel's common stock for resale, pursuant to the Shareholders Agreement, all of the holders of common stock and preferred stock of Trigon are subject to a leakage formula with respect to the shares of Vertel's common stock that are distributed to them by Trigon. The leakage formula is set forth in the Shareholders Agreement, a copy of which is attached as an exhibit to the

Agreement and Plan of Reorganization and Liquidation.

     Prior to the acquisition, there were no material relationships between Trigon or its stockholders and Vertel, any of its affiliates, officers, directors, or any associate of any of its officers or directors.

     The purpose of this Amendment is to amend Items 7(a) and 7(b) to provide certain financial statements and certain pro forma combined condensed consolidated financial information with respect to the Trigon acquisition, which information was impracticable to provide at the time the Registrant filed the Current Report on Form 8-K dated June 13, 2001.


Item 5  OTHER

     The Board of Vertel authorized and adopted a 2001 Nonqualified Stock Option Plan (the "Plan"), in accordance with applicable laws and Vertel's Articles of Incorporation and Bylaws. Shareholder approval for the Plan was not required. The Plan is an employee benefit program that offers selected individuals the opportunity to buy or receive shares of Vertel's common stock to attract and retain such participant's services and to grant such participant a vested interest in the growth and success of Vertel. The Plan will be administered by the Compensation Committee of Vertel's Board or a senior executive officer authorized by the Board to grant options, subject to certain limitations set by the Board. Vertel has reserved an aggregate of 4,000,000 shares of Vertel's common stock for issuance pursuant to stock awards, or upon the exercise of stock options, granted under the Plan. Options and stock awards under the Plan may be granted to employees and consultants who are engaged or employed to render services to Vertel, or any parent, subsidiary or affiliate of Vertel. Options and stock awards may not be granted under the Plan to executive officers or directors of Vertel. The first grants under the Plan were made on May 30, 2001. The Plan only permits the grant of non-qualified stock options.


Item 7  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  FINANCIAL STATEMENTS.

     The following financial statements of Trigon Technology Group, Inc., are filed in Exhibit 99.2 to this Form 8-K/A Amended Report:

          Report of Independent Auditors

          Balance Sheets of Trigon Technology Group, Inc. as of December 31, 2000 and as of March 31, 2001 (unaudited)

          Statements of Operations of Trigon Technology Group, Inc. for year ended December 31, 2000 and for the three-month periods ended March 31, 2001 (unaudited) and March 31, 2000 (unaudited)

          Statements of Shareholders' Equity of Trigon Technology Group, Inc. for the year ended December 31, 2000 and for the three months ended March 31, 2001 (unaudited).

          Statements of Cash Flows of Trigon Technology Group, Inc. for the year ended December 31, 2000 and the three-month periods ended March 31, 2001 (unaudited) and March 31, 2000 (unaudited)

          Notes to Financial Statements of Trigon Technology Group, Inc.


     (b)  PRO FORMA FINANCIAL INFORMATION.


     The following unaudited pro forma condensed combined financial information of Vertel Corporation, reflecting the acquisition of the assets and assumption of certain liabilities of Trigon Technology Group, Inc. on May 30, 2001 is filed in Exhibit 99.3 to this Form 8-K/A.

          Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2001

          Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2000

          Unaudited Pro Forma Condensed Balance Sheet as of March 31, 2001

          Notes to Unaudited Pro Forma Condensed Combined Financial Information

               A copy of the press release dated May 31, 2001 issued by Vertel announcing the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

               This document may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth in Vertel's Forms 10-K and 10-Q reports.


     (c)  EXHIBITS.

     2.1 Agreement and Plan of Reorganization and Liquidation, dated May 30, 2001, by and between Vertel Corporation and Trigon Technology Group, Inc. (incorporated by reference to Exhibit 2.1 of the Form 8-K of Vertel Corporation filed on June 13, 2001).

     5.1   2001 Nonqualified Stock Option Plan (incorporated by reference to
Exhibit 5.1 of the Form 8-K of Vertel Corporation filed on June 13, 2001).

     5.2   Form of Notice of Stock Option Grant (incorporated by reference to
Exhibit 5.2 of the Form 8-K of Vertel Corporation filed on June 13, 2001).

     5.3 Form of Stock Option Agreement with attached Notice of Exercise (incorporated by reference to Exhibit 5.3 of the Form 8-K of Vertel Corporation filed on June 13, 2001).

    23.1  Consent of Deloitte & Touche LLP

    99.1 Press Release of Vertel dated May 31, 2001 (incorporated by reference to Exhibit 99.1 of the Form 8-K of Vertel Corporation filed on June 13, 2001).

    99.2 Financial Statements listed under Item 7(a) of this Form 8-K/A Amended Report, including the report of Deloitte & Touche LLP.

    99.3 Unaudited Pro Forma Financial Information listed under Item 7(b) of this Form 8-K/A Amended Report.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 VERTEL CORPORATION
                                   (Registrant)



Date: August 13, 2001              By:   /s/ Craig S. Scott
                                      --------------------------------------
                                      Craig S. Scott

                                      Vice President of Finance, Chief Financial
                                      Officer and Corporate Secretary

                               INDEX TO EXHIBITS


Exhibit No    Description
----------    -----------


    2.1 Agreement and Plan of Reorganization and Liquidation, dated May 30, 2001, by and between Vertel Corporation and Trigon Technology Group, Inc. incorporated by reference to Exhibit 2.1 of the Form 8-K of Vertel Corporation filed on June 13, 2001)

    5.1       2001 Nonqualified Stock Option Plan (incorporated by reference to
              Exhibit 5.1 of the Form 8-K of Vertel Corporation filed on June 13, 2001).

    5.2       Form of Notice of Stock Option Grant (incorporated by reference to
              Exhibit 5.2 of the Form 8-K of Vertel Corporation filed on June 13, 2001).

    5.3 Form of Stock Option Agreement with attached Notice of Exercise (incorporated by reference to Exhibit 5.3 of the Form 8-K of Vertel Corporation filed on June 13, 2001).

   23.1       Consent of Deloitte & Touche LLP

   99.1 Press Release of Vertel dated May 31, 2001 (incorporated by reference to Exhibit 99.1 of the Form 8-K of Vertel Corporation filed on June 13, 2001).

   99.2 Financial Statements listed under Item under Item 7(a) of this Form 8-K/A Amended Report, including the report of Deloitte & Touche LLP.

   99.3 Unaudited Pro Forma Financial Information listed under Item 7(b) of this Form 8-K/A Amended Report.

                         INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF TRIGON TECHNOLOGY GROUP, INC.:

  We have audited the accompanying balance sheet of Trigon Technology Group, Inc.(the "Company")as of December 31, 2000 and the related statement of operations, shareholders' equity, and cash flows for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of Trigon Technology Group, Inc. at December 31, 2000 and the results of their operations and their cash flows for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


DELOITTE & TOUCHE LLP

Los Angeles, California
July 26, 2001

ITEM 7.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


                         TRIGON TECHNOLOGY GROUP, INC.

                                 BALANCE SHEETS
                      (in thousands, except share amounts)

                                                                                       March 31,  December 31,
                                                                                          2001       2000
                                                                                       ---------  ------------
                                                                                      (unaudited)
                          ASSETS
                          ------
Current assets:
   Cash..........................................................                       $    361    $    278
   Trade accounts receivable.....................................                            414         693
   Prepaid expenses and other current assets.....................                             41          34
                                                                                        --------    --------
      Total current assets.......................................                            816       1,005
Property and equipment, net......................................                            114         127
Other assets.....................................................                             16           7
                                                                                        --------    --------
                                                                                        $    946    $  1,139
                                                                                        ========    ========
            LIABILITIES AND SHAREHOLDERS' EQUITY
            ------------------------------------
Current liabilities:
   Short-term debt...............................................                       $    300    $    315
   Accounts payable..............................................                             53          96
   Accrued wages and related liabilities.........................                            258         148
   Deferred revenue..............................................                              1          20
                                                                                        --------    --------
      Total liabilities..........................................                            612         579
                                                                                        --------    --------
Shareholders' equity:
   Undesignated preferred stock, no par value; 3,000,000 shares authorized; none issued and outstanding
   Series A convertible preferred stock, no par value; 12,000,000 shares authorized; 2,068,000 shares issued and outstanding as of March 31, 2001 (unaudited) and December 31, 2000;
    liquidation preference of $1,880 as of March 31, 2001
    (unaudited)..................................................                          1,880       1,880
   Common stock, par value $0.10; 30,000,000 shares authorized;
    5,000,000 shares issued and outstanding as of March 31, 2001
    (unaudited) and December 31, 2000............................                            500         500
   Accumulated deficit ..........................................                         (2,046)     (1,820)
                                                                                         -------     -------
      Total shareholders' equity.................................                            334         560
                                                                                         -------     -------
                                                                                         $   946     $ 1,139
                                                                                         =======     =======

                See accompanying notes to financial statements.

                         TRIGON TECHNOLOGY GROUP, INC.

                            STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                                                  Three        Three
                                                                                 Months       Months        Year
                                                                                  Ended        Ended        Ended
                                                                                March 31,    March 31,   December 31,
                                                                                  2001          2000         2000
                                                                               (unaudited)  (unaudited)
                                                                               -----------  -----------  ------------
Net revenues:
  Service and other.........................................................   $      596   $      225     $    1,685

Cost of revenues:
  Service and other.........................................................          308          149            796
                                                                               ----------   ----------     ----------
Gross profit................................................................          288           76            889
                                                                               ----------   ----------     ----------
Operating expenses:
  Research and development..................................................          223          110            644
  Sales and marketing.......................................................           42            -            171
  General and administrative................................................          247          393            991
                                                                               ----------   ----------     ----------
   Total operating expenses.................................................          512          503          1,806
                                                                               ----------   ----------     ----------
Operating loss..............................................................         (224)        (427)          (917)
Other income (expense), net.................................................           (2)           6             18
                                                                               ----------   ----------     ----------
Net loss....................................................................   $     (226)  $     (421)    $     (899)
                                                                               ==========   ==========     ==========

Basic and diluted net loss per common share ................................   $    (0.05)  $    (0.08)    $    (0.18)
                                                                               ==========   ==========     ==========

Weighted average shares outstanding used in net loss per common share calculations:
  Basic and diluted.........................................................    5,000,000    5,000,000      5,000,000
                                                                               ==========   ==========     ==========


                See accompanying notes to financial statements.

                         TRIGON TECHNOLOGY GROUP, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                      (in thousands, except share amounts)

                                            Series A Convertible
                                               Preferred Stock       Common Stock
                                              ----------------    ------------------    Accumulated
                                              Shares    Amount    Shares      Amount      Deficit    Total
                                              ------    ------    ------      ------      -------    -----
Balance at January 1, 2000..............      770,000   $  700   5,000,000    $  500      $  (921)   $ 279

Issuance of Series A convertible
preferred stock.........................    1,298,000    1,180                                       1,180

 Net loss...............................                                                     (899)    (899)
                                            ---------   ------   ---------    ------      -------    -----
Balance at December 31, 2000............    2,068,000    1,880   5,000,000       500       (1,820)     560

 Net loss (unaudited)...................                                                     (226)    (226)
                                            ---------   ------   ---------    ------      -------    -----
Balance at March 31, 2001 (unaudited)...    2,068,000   $1,880   5,000,000    $  500      $(2,046)   $ 334
                                            =========   ======   =========    ======      =======    =====


                See accompanying notes to financial statements.

                         TRIGON TECHNOLOGY GROUP, INC.

                            STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                     Three      Three
                                                                    Months      Months        Year
                                                                     Ended      Ended         Ended
                                                                   March 31,   March 31,   December 31,
                                                                     2001        2000         2000
                                                                  (unaudited) (unaudited)
                                                                  ----------- ----------- ------------
Cash flows from operating activities:
 Net loss........................................................     $(226)     $ (421)       $  (899)
 Adjustments to reconcile net loss to net cash (used for)
  provided by operating activities
   Depreciation and amortization.................................        20           7             51
   Changes in operating assets and liabilities...................       320         (47)          (367)
                                                                      -----      ------        -------
   Net cash (used for) provided by operating activities..........       114        (461)        (1,215)
                                                                      -----      ------        -------
Cash flows from investing activities:
 Purchases of property and equipment.............................        (7)        (24)          (141)
 Change in other assets..........................................        (9)       (304)            (4)
                                                                      -----      ------        -------
   Net cash used for investing activities........................       (16)       (328)          (145)
                                                                      -----      ------        -------
Cash flows from financing activities:
 Proceeds from issuance of Series A convertible preferred stock..         -       1,000          1,180
 Net proceeds from (payments on) short-term debt.................       (15)          -            315
                                                                      -----      ------        -------
   Net cash provided by (used for) financing activities..........       (15)      1,000          1,495
                                                                      -----      ------        -------
Net increase in cash.............................................        83         211            135
Cash, beginning of period........................................       278         143            143
                                                                      -----      ------        -------
Cash, end of period..............................................     $ 361      $  354        $   278
                                                                      =====      ======        =======


                See accompanying notes to financial statements.

                         TRIGON TECHNOLOGY GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.   General

  Trigon Technology Group, Inc., (the "Company") was founded in 1999 and develops, markets, and supports vertically integrated, object oriented software tools and solutions for the management of public telecommunications networks. The tools and solutions, namely the OM-2000 product family, cover multiple communications protocols including Common Object Request Broker Architecture, telecommunications management network/Q3, Simple Network Management Protocol, TL1 (Bellcore's Transaction Language 1) and the emerging Extensible Markup Language. In addition, the Company serves telecommunications equipment manufacturers, computer systems original equipment manufacturers and Internet access providers.

  Revenues are generated primarily from professional services. For the year ended December 31, 2000, sales to Anda Networks, Inc., Fujitsu Network Services and Corning, Inc. comprised 44.1%, 28.1% and 27.8% of net revenues, respectively. At December 31, 2000 Fujitsu Network Services, Anda Networks, Inc. and Corning, Inc. comprised 39.6%, 29.7% and 26.4% of accounts receivable, respectively.


2.   Summary of Significant Accounting Policies


 Unaudited Interim Financial Statements

  The interim financial statements as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and include all adjustments necessary for a fair presentation of the financial statements. Results of interim periods are not necessarily indicative of the results to be expected for the entire fiscal year.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation and amortization is provided for using the straight-line method over the estimated useful lives of two years for machinery and computer equipment and three years for furniture and fixtures.


 Revenue Recognition

  The Company derives revenue primarily from professional services. Revenue from professional services is recognized using the percentage of completion method of accounting or on a time and materials basis. Deferred revenues include amounts billed to customers under contractual arrangements but not yet recognized as revenue.


 Research and Development

  Research and development costs consist primarily of salaries and other personnel-related costs, bonuses, facility costs, and third-party services. The Company maintains a research and development staff to enhance its products and to develop new products. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," software costs are expensed as incurred until technological feasibility of the software is determined and the recovery of the cost can reasonably be expected, after which any additional costs are capitalized. The Company has expensed all software development costs because the establishment of technological feasibility of products and their availability for sale have substantially coincided.

 Income Taxes

  The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires recognition of deferred income tax liabilities and assets for the expected future income tax consequences of events that have been included in the financial statements or income tax returns. Under this method, deferred income tax liabilities and assets are determined based on the temporary difference between the financial statement and income tax basis of assets and liabilities using presently enacted tax rates in effect. Valuation allowances are established when necessary to reduce deferred income tax assets to the amounts that are more likely than not to be realized.

 Earnings Per Share

  The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings Per Share" which requires dual presentation of basic earnings per share ("EPS") and diluted EPS. Basic EPS is computed using the weighted average number of common shares outstanding during the period. Diluted EPS is computed using the weighted average number of common shares and potentially dilutive shares outstanding during the period. Potential common shares consist of shares issuable upon the conversion of convertible preferred stock using the treasury stock method. Potentially dilutive shares are excluded from the computation in loss periods, as their effect would be antidilutive.

 Concentration of Credit Risk

  Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and accounts receivable. The Company places its cash with high credit-quality institutions and limits the amount of credit exposure to any one institution. The Company's accounts receivable arise from sales directly to customers. The Company performs ongoing credit evaluations of its customers before granting uncollateralized credit and to date has not experienced any material credit-related losses.

 Fair Value of Financial Instruments

  SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure about the fair value of financial instruments whether or not such instruments are recognized in the balance sheet. Due to the short-term nature of the Company's financial instruments fair values are not materially different from their carrying values.

 Impairment of Long-lived Assets

  The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

 Use of Estimates in the Preparation of the Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported herein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may differ from these estimates.

 Recent Accounting Pronouncements

  In June 1998, June 1999, and June 2000, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", and SFAS No. 138 "Accounting for Derivative Instruments and Hedging Activities - An Amendment to SFAS No. 133". SFAS 133, as amended, requires the recognition of all derivatives as either assets or liabilities in the balance sheet and the measurement of those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the planned use of the derivative and the resulting designation.

The Company does not currently participate in hedging activities or own derivative instruments. The Company's adoption of SFAS No. 133, as amended, in the first quarter of 2001 did not have a material impact on its financial statements.

  In December 1999, the Securities and Exchange Commission ("SEC") issued
Staff Accounting Bulletin No. 101, ("SAB 101") "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. The Company's revenue recognition policies are in accordance with SAB 101.

3.   Property and Equipment

  Property and equipment at December 31, 2000 consists of the following (in thousands):

Machinery and computer equipment................................... $160
Furniture and fixtures.............................................   32
                                                                    ----
                                                                     192
Less accumulated depreciation and amortization.....................   65
                                                                    ----
Property and equipment, net........................................ $127
                                                                    ====

4.   Income Taxes

The provision for income taxes for the year ended December 31, 2000 consists of the following (in thousands):

Current:
   Federal.....................................................    $  -
   State.......................................................       -
                                                                   -----
      Total current............................................       -
Deferred.......................................................     (306)
Valuation allowance............................................      306
                                                                   -----
      Total....................................................    $  -
                                                                   =====

   The Company's effective income tax rate differs from the federal statutory income tax rate applied to (loss) income from operations before provision for income taxes due to the following:

Federal statutory income tax rate..............................  (34.0)%
Increases in taxes resulting from:
Valuation allowance............................................   34.0
                                                                 -----
Effective tax rate.............................................     -
                                                                 =====

  Deferred income tax assets as of December 31, 2000 consist primarily of approximately $503,000 in federal and state net operating loss carryforwards. The Company has net operating loss carryforwards for federal income tax purposes of approximately $1,260,000, which expire in 2019 and 2020. The Company also has net operating loss carryforwards for state purposes of approximately $693,000, which expire in 2004 and 2005.


5.   Commitments and Contingencies

  The Company leases its facilities and certain equipment under noncancelable operating leases. At December 31, 2000, future minimum rental payments under leases that have initial or remaining noncancelable lease terms in excess of one year are as follows (in thousands):


     2001................................................................. $  79
     2002.................................................................    89
     2003.................................................................    34
                                                                           -----
       Total operating lease commitments.................................. $ 202
                                                                           =====


  Rent expense under operating leases for the year ended December 31, 2000 was $163,000.


6.   Shareholders' Equity

  The Company's capital stock as of December 31, 2000 consisted of common stock and Series A preferred stock.

  During the year ended December 31, 2000, the Company issued 1,298,000 shares of Series A preferred stock to unrelated third parties at approximately $0.91 per share for proceeds of $1,180,000.

  Significant terms of the Series A preferred stock are as follows:

  At the option of the holder, each share of Series A preferred stock is convertible at any time into one share of common stock, subject to adjustment for certain dilutive issuances. As of December 31, 2000, no such adjustments had occurred.

  In the event of any liquidation of the Company (which includes the acquisition of the Company by another entity), the holders of Series A preferred stock have a liquidation preference over common stock of approximately $0.91 per share plus any declared but unpaid dividends. After the Series A stockholders have received their full preferential distributions as described above, the remaining assets will be distributed to the Series A and common stockholders on a pro rata as-converted basis until the holders of Series A preferred stock have received an aggregate of approximately $0.91 per share. Thereafter, the holders of common stock shall receive all of the remaining assets of the Company pro rata based on number of shares held by each.

  Series A preferred stockholders are entitled to annual noncumulative cash dividends when and if dividends are declared on common stock by the Company's Board of Directors.

  The Series A preferred stock is not redeemable.

  Holders of Series A preferred stock have the same voting rights as the holders of common stock.

7.   Employee Benefit Plans

  Qualified employees are eligible to participate in the Company's 401(k) tax deferred savings plan. Individual participants may contribute up to 15% of their compensation, subject to certain limitations, and the Company may make discretionary contributions. To date, the Company has not made any contributions to the plan. The Company does not provide any other post retirement benefits to its employees.


8.   Statement of Cash Flows

  Increases (decreases) in operating cash flows arising from changes in assets and liabilities consist of the following (in thousands):

                                                 Three         Three
                                                Months        Months          Year
                                                 Ended         Ended          Ended
                                               March 31,     March 31,     December 31,
                                                 2001          2000           2000
                                              (unaudited)   (unaudited)
                                              ----------    -----------    ------------
Trade accounts receivable..................   $      279    $      (162)   $       (521)
Prepaid expenses and other current assets..           (7)             7             (19)
Accounts payable...........................          (43)           (21)             51
Accrued wages and related liabilities......          110             55             102
Deferred revenue...........................          (19)            74              20
                                              ----------    -----------    ------------
                                              $      320    $       (47)   $       (367)
                                              ==========    ===========    ============


9.  Subsequent Event

  On May 30, 2001, Vertel Corporation ("Vertel") acquired all material assets and assumed certain liabilities of the Company in exchange for 4,500,000 shares of Vertel's common stock. In connection with the transaction, all 2,068,000 shares of the Company's Series A preferred stock outstanding on May 30, 2001 were converted into 2,369,419 shares of the Company's common stock. The Company intends to liquidate and distribute the 4,500,000 shares of Vertel's common stock to its shareholders.

                              VERTEL CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information for Vertel Corporation consists of the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2001, the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2000, and the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2001. In May 2001, Vertel Corporation ("Vertel") acquired Trigon Technology Group, Inc. ("Trigon"). The Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2001 and the year ended December 31, 2000 give effect to the Trigon acquisition as if it had taken place at the beginning of the period presented. The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the Trigon acquisition as if it had taken place on March 31, 2001.

     The Unaudited Pro Forma Condensed Combined Statements of Operations combine Vertel's historical results of operations for the year ended December 31, 2000 and the three months ended March 31, 2001 with Trigon's historical results for the corresponding periods. The Trigon acquisition will be accounted for using the purchase method of accounting. The pro forma financial information has been prepared on the basis of assumptions described in the notes.

     The pro forma financial information should be read in conjunction with the related notes included in this document and the audited financial statements and notes of Trigon included elsewhere in this document. The pro forma financial information should also be read in conjunction with the unaudited condensed consolidated financial statements and audited consolidated financial statements of Vertel contained in Vertel's quarterly report for the three months ended March 31, 2001 and annual report for the fiscal year ended December 31, 2000 on file with the Securities and Exchange Commission. The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been in effect during the periods presented, nor is it necessarily indicative of future operating results or financial position.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2001
(In thousands, except share and per share amounts)

                                                                           Pro Forma
                                                      Vertel    Trigon    Adjustments          Total
Net revenues:
  License                                         $     1,336    $   -                    $     1,336
  Service and other                                     1,262      596                          1,858
                                                  -----------    -----     ----------     -----------
    Net revenues                                        2,598      596                          3,194
                                                  -----------    -----     ----------     -----------

Cost of revenues:
  License                                                 174                                     174
  Service and other                                     1,772      308                          2,080
                                                  -----------    -----     ----------     -----------
    Total cost of revenues                              1,946      308                          2,254
                                                  -----------    -----     ----------     -----------
Gross profit                                              652      288                            940
                                                  -----------    -----     ----------     -----------
Operating expenses:
  Research and development                                860      223                          1,083
  Sales and marketing                                   1,782       42                          1,824
  General and administrative                              883      247                          1,130
  Goodwill amortization                                   238              $      341 (5)         579
                                                  -----------    -----     ----------     -----------
    Total operating expenses                            3,763      512            341           4,616
                                                  -----------    -----     ----------     -----------

Operating loss                                         (3,111)    (224)          (341)         (3,676)
Other income (expense), net                               174       (2)                           172
                                                  -----------    -----     ----------     -----------

Loss before provision for income taxes                 (2,937)    (226)          (341)         (3,504)
Income tax benefit                                         86                                      86
                                                  -----------    -----     ----------     -----------
Net loss                                              ( 2,851)    (226)          (341)         (3,418)
Other comprehensive expense                              (173)                                   (173)
                                                  -----------    -----     ----------     -----------
Comprehensive loss                                $    (3,024)   $(226)    $     (341)    $    (3,591)
                                                  ===========    =====     ==========     ===========


Basic and diluted net loss per common share       $     (0.10)                            $     (0.10)
                                                  ===========                             ===========

Weighted average shares outstanding used in net loss per common share calculations:

  Basic and diluted                                28,354,000               4,500,000 (6)  32,854,000
                                                  ===========               =========      ===========

   See notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2000
(In thousands, except share and per share amounts)

                                                                           Pro Forma
                                                     Vertel     Trigon    Adjustments         Total
Net revenues:
  License                                         $     9,578    $    -                   $     9,578
  Service and other                                     6,820     1,685                         8,505
                                                  -----------    ------    -----------    -----------
    Net revenues                                       16,398     1,685                        18,083
                                                  -----------    ------    -----------    -----------

Cost of revenues:
  License                                                 835                                     835
  Service and other                                     5,420       796                         6,216
                                                  -----------    ------    -----------    -----------
    Total cost of revenues                              6,255       796                         7,051
                                                  -----------    ------    -----------    -----------
Gross profit                                           10,143       889                        11,032
                                                  -----------    ------    -----------    -----------
Operating expenses:
  Research and development                              5,170       644                         5,814
  Sales and marketing                                   6,978       171                         7,149
  General and administrative                            3,512       991                         4,503
  General and administrative -
   non-employee stock compensation                        553                                     553
  Goodwill amortization                                   952              $     1,362 (5)      2,314
                                                  -----------    -------   -----------    -----------
    Total operating expenses                           17,165     1,806          1,362         20,333
                                                  -----------    -------   -----------    -----------

Operating loss                                         (7,022)     (917)        (1,362)        (9,301)
Other income (expense), net                             1,909        18                         1,927
                                                  -----------    ------    -----------    -----------
Loss before provision for income taxes                 (5,113)     (899)        (1,362)        (7,374)
Income tax provision                                     (147)                                   (147)
                                                  -----------    ------    -----------    -----------
Net loss                                               (5,260)     (899)        (1,362)        (7,521)
Other comprehensive expense                              (262)        -                          (262)
                                                  -----------    ------    -----------    -----------
Comprehensive loss                                $    (5,522)   $ (899)    $   (1,362)   $    (7,783)
                                                  ===========    =======   ===========    ===========

Basic and diluted net loss per common share       $     (0.19)                            $     (0.23)
                                                  ===========                             ===========

Weighted average shares outstanding used in net loss per common share calculations:

  Basic and diluted                                27,833,000                4,500,000 (6) 32,333,000
                                                  ===========             ============    ===========

   See notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2001
(In thousands)

                                                                 Pro Forma
                                            Vertel    Trigon    Adjustments         Total
Assets

Current assets:
  Cash and cash equivalents                  $ 6,329   $361                          $ 6,690
  Short-term investments                       3,000                                   3,000
  Trade accounts receivable, net               3,179    414                            3,593
  Prepaid expense and other current assets       618     41                              659
                                             -------   ----           -----          -------
    Total current assets                      13,126    816                           13,942

Property and equipment, net                      892    114                            1,006
Investments                                      578                                     578
Goodwill                                       2,795                  $6,811 (1)       9,606
Other assets                                     228     16                              244
                                             -------   ----           ------         -------
                                             $17,619   $946           $6,811         $25,376
                                             =======   ====           ======         =======

Liabilities and Shareholders' Equity

Current liabilities:
  Short-term debt                                      $300                          $   300
  Accounts payable                               500     53                              553
  Accrued wages and related liabilities        1,114    258                            1,372
  Accrued restructuring expenses                  48                                      48
  Accrued taxes payable                          381                                     381
  Other accrued liabilities                    1,437                  $  143 (2)       2,057
                                                                         477 (3)
  Deferred revenue                             1,237      1                            1,238
                                             -------   ----           ------         -------
    Total liabilities                          4,717    612              620           5,949

Shareholders' equity                          12,902    334             (334)(4)      19,427
                                                                       6,525 (4)
                                             -------   ----           ------         -------
                                             $17,619   $946           $6,811         $25,376
                                             =======   ====           ======         =======

   See notes to unaudited pro forma condensed combined financial information.

                              Vertel Corporation

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                        COMBINED FINANCIAL INFORMATION

                 (Amounts in thousands, except per-share data)

The pro forma financial information gives effect to the following pro forma adjustments:

(1) On May 30, 2001, the Company acquired all material assets and assumed certain liabilities of Trigon. The acquisition price was approximately $7,145 and consisted of 4,500,000 shares of the Company's common stock valued at $6,525 and acquisition costs of $620. The value of the Company's common stock was based on the closing market price of the Company's common stock as quoted on the Nasdaq on the closing date of the acquisition (May 30, 2001). The transaction will be accounted for using the purchase method of accounting. The total estimated purchase price for the Trigon acquisition has been preliminarily allocated as follows to assets and liabilities based on management's best estimates of their fair value with the excess costs over the net assets acquired being allocated to goodwill.


     Goodwill....................................................... $6,811
     Fair value of net liabilities assumed..........................    334
                                                                     ------
                                                                     $7,145
                                                                     ======


(2) Represents acquisition liabilities assumed in connection with the acquisition of Trigon. The liabilities are based on management's best estimates of the costs to relocate or terminate employees.

(3) Represents estimated acquisition costs incurred in connection with the merger.

(4) The pro forma adjustment to stockholders' equity reflects the elimination of Trigon's stockholders' equity ($334) and the impact of the issuance of Vertel's common stock ($6,525) in connection with the Trigon merger.

(5) The pro forma adjustment is for amortization of goodwill over a five year estimated life.

(6) The pro forma adjustment to basic and diluted net loss per common share reflects the issuance of 4,500,000 shares of the Company's common stock in connection with the acquisition as if the transaction occurred at the beginning of the period presented.